ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

On May 30, 2013, a Form Type 485(b), Accession No. 0001193125-13-241274, an
amendment to the registration statement of Columbia Funds Series Trust, was filed with the SEC. This amendment registered new class of shares of the Funds listed below, effective June 1, 2013, and describes the characteristics of the new class of shares:

  FUND                                                         NEW SHARE CLASS
  ----                                                         ---------------
  Columbia Capital Allocation Moderate Aggressive Portfolio           Y
  Columbia Capital Allocation Moderate Conservative Portfolio         Y